Exhibit 21.1

Principal Subsidiaries and Consolidated Affiliated Entities of the Registrant

Subsidiaries	Place of Incorporation
Gem Blazing Limited	Cayman Islands
Wincon Hong Kong Investment Company Limited	Hong Kong
Lufax Holding (Shenzhen) Technology Service Co., Ltd.	PRC
Weikun (Shanghai) Technology Service Co., Ltd.	PRC
Gem Alliance Limited	Cayman Islands
Harmonious Splendor Limited	Hong Kong
Ping An Puhui Enterprises Management Co., Ltd.	PRC
Ping An Puhui Financing Guarantee Co., Ltd.	PRC
Chongqing Jin An Microloan Limited	PRC
Shenzhen Ping An Puhui Microloan Co., Ltd.	PRC
Ping An Puhui Investment & Consulting Co., Ltd.	PRC
Hunan Ping Microloan An Puhui Co., Ltd.	PRC
Ping An Financing Guarantee (Tianjin) Co., Ltd.	PRC
Ping An Puhui Information Service Co., Ltd.	PRC

Consolidated Affiliated Entities	Place of Incorporation
Shenzhen Lufax Holding Enterprise Management Co., Ltd.	PRC
Shanghai Xiongguo Corporation Management Co., Ltd.	PRC
Shanghai Lujiazui International Financial Asset Exchange Co., Ltd.	PRC

Subsidiaries of Consolidated Affiliated Entities	Place of Incorporation
Jinjiong (Shenzhen) Technology Service Limited	PRC
Shanghai Lufax Internet Financial Information Services Limited	PRC
Shenzhen Qianhai Golden Bull Internet Financial Information Services Limited	PRC
Shenzhen Ping An Huifu Asset Management Limited	PRC